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                                   EXHIBIT 21

                  SUBSIDIARIES OF DUKE REALTY INVESTMENTS, INC.
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                                                                  Names Under Which
                                 State of Incorporation            Subsidiary Does
Subsidiary                          or Organization                  Business
-------------------------        ----------------------     -------------------------------
Duke Realty Limited Partnership         Indiana             Duke Realty Limited Partnership

Duke Services, Inc.                     Indiana             Duke Services, Inc.

Duke Realty Services Limited            Indiana             Duke Realty Services Limited
  Partnership                                                 Partnership

Duke Realty Construction, Inc.          Indiana             Duke Realty Construction, Inc.

Duke Construction Limited               Indiana             Duke Construction Limited
  Partnership                                                 Partnership

B/D Limited Partnership                 Indiana             B/D Limited Partnership

Lamida Partners Limited                 Ohio                Lamida Partners Limited
Partnership                                                   Partnership

Duna Developers                         Ohio                Duna Developers

Kenwood Office Associates               Ohio                Kenwood Office Associates

Park Creek Venture                      Indiana             Park Creek Venture

Parkrite Limited Partnership            Indiana             Parkrite Limited Partnership

Parkwood Joint Venture                  Indiana             Parkwood Joint Venture

Post Road Limited Partnership           Indiana             Post Road Limited Partnership

Shadeland Station Office                Indiana             Shadeland Station Office
  Associates II Limited Partnership                           Associates II Limited
                                                              Partnership

Brisben/Duke Partnership                Ohio                Brisben/Duke Partnership

SCRED Ohio Limited Partnership          Ohio                SCRED Ohio

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